Gibraltar Reports Fourth-Quarter and Full-Year 2017 Financial Results

•	Exceeds top and bottom line guidance for quarter and full year

◦	4Q revenues of $258 million, GAAP EPS of $0.78 and adjusted EPS of $0.41

◦	Full-year revenues of $987 million, GAAP EPS of $1.95 and adjusted EPS of $1.71

◦	4Q GAAP income tax benefit from U.S. tax reform of $12.5 million, or $0.39 per share

•	ROIC rises to 12.6% from 11.7% PY

Buffalo, New York, February 22, 2018 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2017. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Fourth-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$258.1	$231.8	11%	$258.1	$231.8	11%
Net Income	$25.2	$(7.7)	nmf*	$13.2	$9.5	39%
Diluted EPS	$0.78	$(0.24)	nmf*	$0.41	$0.30	37%
*not meaningful

The Company reported fourth-quarter 2017 net sales of $258.1 million, exceeding the Company’s expectations of $231 million to $236 million as noted in its third-quarter earnings release. The 11 percent year-over-year increase was driven primarily by sales in the Residential and Renewable Energy & Conservation segments, which offset the impact of the exit of the U.S. bar grating product line and its European residential solar racking business at the end of 2016, which provided fourth-quarter 2016 sales of $16 million.
GAAP and adjusted earnings exceeded Company guidance due to the strong performance of the Residential Products and Renewable Energy & Conservation businesses along with lower corporate costs related to compensation plans. GAAP earnings further benefitted from the Tax Cuts and Jobs Act (“the Tax Reform Act”) transition adjustment, which resulted in an income tax benefit of $12.5 million, or $0.39 per diluted share. The adjusted amounts for the fourth quarter 2017 and 2016 remove special items, from both periods, as described in the appended reconciliation of adjusted financial measures.

For the twelve months ended December 31, 2017, the Company reported revenues of $986.9 million, 2.1 percent lower than the prior year due to portfolio changes and softness in the Industrial and Infrastructure segment. Adjusted for the Company’s exit of its U.S. bar grating product line and European residential solar racking business at the end of 2016, revenues increased 4 percent on a year-over-year basis. GAAP net income of $63.0 million, or $1.95 per diluted share, increased 86 percent compared with $33.7 million, or $1.05 per diluted share, in the prior-year period, and includes the benefit to income taxes due to the Tax Reform Act. The twelve-month adjusted net income increased to $55.3 million, or $1.71 per diluted share, up 3 percent and 2 percent, respectively, compared with the prior-year period.
Management Comments
“We ended a strong year with fourth-quarter results that exceeded our top and bottom line guidance,” said President and CEO Frank Heard. “Our revenues benefited from strong domestic sales in our Renewables and Conservation and Residential Products businesses, and from our new innovative products gaining traction. On the bottom line, lower corporate expenses, 130 basis points of margin improvement from 80/20 simplification projects and the benefit from the Tax Reform Act resulted in GAAP EPS of $0.78 compared with $(0.24) in the prior-year period. Our fourth-quarter adjusted EPS increased 37 percent on a year-over-year basis.”
“Three years into our five-year transformation strategy, we have made tremendous progress both operationally and financially,” added Heard. “During that time, we have improved our annual GAAP EPS from $(2.63) in 2014 to $1.95 in 2017, our GAAP operating margins from (8.2)% to 9.4%, and our return on invested capital from 3.9 percent to 12.6 percent. Through operational excellence, portfolio management, innovation and acquisitions, we now have a platform for sustainable growth built upon a portfolio and target markets that have significantly greater ongoing upside potential.”

Fourth-quarter Segment Results

Residential Products
For the fourth quarter, the Residential Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$105.3	$92.9	13%	$105.3	$92.9	13%
Operating Margin	14.2%	13.9%	30 bps	14.3%	14.9%	(60) bps

The 13 percent increase in fourth-quarter 2017 net sales in Gibraltar’s Residential Products segment reflects strong demand for building products in the repair and remodel and new housing construction markets, growing demand for the Company’s centralized mail systems and electronic package solutions, and the contribution of the Package Concierge acquisition.
Strong sales for building products as well as a decrease in 80/20 initiative-related charges year over year contributed to the segment’s GAAP operating margin improvement. Adjusted operating margin declined due to product mix. The adjusted operating margin for the fourth quarter of 2017 and 2016 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products

For the fourth quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$49.1	$61.6	(20)%	$49.1	$61.6	(20)%
Operating Margin	4.6%	(16.4)%	nmf*	4.3%	3.1%	120 bps
*not meaningful

Fourth-quarter 2017 revenues in Gibraltar’s Industrial & Infrastructure Products segment were down due to the impact of the 2016 divestiture of the U.S. bar grating business. Excluding this divestiture, revenues in this segment were up 4 percent on a year-over-year basis as a result of organic growth. Backlog for the infrastructure business increased from the prior-year quarter and the Company expects new products in the industrial business to continue to gain traction during 2018.
GAAP and adjusted operating margins for the segment reflect operational efficiencies resulting from the Company’s 80/20 initiatives. This segment’s adjusted operating margin for the fourth quarter of 2017 and 2016 removes the special charges for portfolio management activities and restructuring initiatives under the 80/20 program.

Renewable Energy & Conservation
For the fourth quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$103.7	$77.4	34%	$103.7	$77.4	34%
Operating Margin	11.4%	10.7%	70 bps	12.0%	17.8%	(580) bps

Renewable Energy & Conservation segment revenues were up 34 percent year over year due to strong demand in Gibraltar’s domestic markets, which more than offset the impact from the 2016 European solar market exit.
The fourth-quarter 2017 GAAP and adjusted operating margin reflects a less favorable alignment of material costs to customer selling prices, partially offset by operational improvements resulting from the Company’s 80/20 initiatives. This segment’s adjusted operating margin for the fourth quarter of 2017 and 2016 removes the special charges for restructuring initiatives, acquisitions and portfolio management activities in line with the Company’s strategic objectives.
Tax Reform
On December 22, 2017, the United States enacted the Tax Reform Act, which significantly changed U.S. tax laws by lowering the federal corporate income tax rate from 35% to 21%, imposing a one-time transition tax on deemed repatriated foreign earnings, moving to a territorial tax system, broadening the tax base and other changes. As a result of the Tax Reform Act, Gibraltar’s GAAP net income reflects a net benefit of $12.5 million, or $0.39 per share, in the fourth quarter of 2017.  The net benefit is the result of a $16.2 million benefit primarily from the re-measurement of the Company’s net U.S. deferred tax liabilities at the lower corporate tax rate, partially offset by an expense of $3.7 million related to foreign earnings.
Business Outlook
“We enter 2018 with continued optimism about the year ahead. We plan to drive sustainable organic growth through the acceleration of new product development initiatives, continue to implement operational improvement projects, and to seek value-added acquisitions in attractive end markets. At the end of the year, on an adjusted basis, we expect once again to have generated increased profits at a higher rate of return with a more efficient use of capital,” said Heard.
Gibraltar is providing its guidance for revenues and earnings for the full year 2018. Gibraltar expects 2018 consolidated revenues to exceed $1 billion, considering modest growth across the Company’s end markets and continued traction from innovative products. GAAP EPS for the full year 2018 are expected to be between $1.75 and $1.87, or $1.96 to $2.08 on an adjusted basis, as compared to $1.95 and $1.71, respectively, in 2017.
For the first quarter of 2018, the Company is expecting revenue in the range of $213 million to $220 million as a result of growth across all end markets and continued traction from innovative products. GAAP EPS for the first quarter 2018 are expected to be between $0.20 and $0.25, or $0.23 to $0.28 on an adjusted basis.

FY 2018 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-99	9.2-9.6%	$22-23	$56-60	$1.75-1.87
Restructuring Costs	10	1%	3	7	0.21

Adjusted Measures	$103-109	10.2-10.6%	$25-26	$63-67	$1.96-2.08

Fourth-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2017. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative and portfolio management actions, acquisition-related items, and other reclassifications including the impact of recent tax reform. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending March 31, 2018, on Friday, May 4, 2018, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$258,112	$231,838	$986,918	$1,007,981
Cost of sales	201,383	177,956	750,374	763,219
Gross profit	56,729	53,882	236,544	244,762
Selling, general, and administrative expense	34,135	43,078	143,448	161,099
Intangible asset impairment	47	10,175	247	10,175
Income from operations	22,547	629	92,849	73,488
Interest expense	3,420	3,595	14,032	14,577
Other expense	98	609	909	8,928
Income (loss) before taxes	19,029	(3,575)	77,908	49,983
(Benefit of) provision for income taxes	(6,147)	4,133	14,943	16,264
Income (loss) from continuing operations	25,176	(7,708)	62,965	33,719
Discontinued operations:
Loss before taxes	—	(70)	(644)	(70)
Benefit of income taxes	—	(26)	(239)	(26)
Loss from discontinued operations	—	(44)	(405)	(44)
Net Income (loss)	$25,176	$(7,752)	$62,560	$33,675
Net earnings per share – Basic:
Income (loss) from continuing operations	$0.79	$(0.24)	$1.98	$1.07
Loss from discontinued operations	—	—	(0.01)	—
Net income (loss)	$0.79	$(0.24)	$1.97	$1.07
Weighted average shares outstanding – Basic	31,771	31,648	31,701	31,536
Net earnings per share – Diluted:
Income (loss) from continuing operations	$0.78	$(0.24)	$1.95	$1.05
Loss from discontinued operations	—	—	(0.01)	—
Net income (loss)	$0.78	$(0.24)	$1.94	$1.05
Weighted average shares outstanding – Diluted	32,420	31,648	32,250	32,069

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$222,280	$170,177
Accounts receivable, net	145,385	124,072
Inventories	86,372	89,612
Other current assets	8,727	7,336
Total current assets	462,764	391,197
Property, plant, and equipment, net	97,098	108,304
Goodwill	321,074	304,032
Acquired intangibles	105,768	110,790
Other assets	4,681	3,922
	$991,385	$918,245
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$82,387	$69,944
Accrued expenses	75,467	70,392
Billings in excess of cost	12,779	11,352
Current maturities of long-term debt	400	400
Total current liabilities	171,033	152,088
Long-term debt	209,621	209,237
Deferred income taxes	31,237	38,002
Other non-current liabilities	47,775	58,038
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,332 and 32,085 shares outstanding in 2017 and 2016	323	320
Additional paid-in capital	271,957	264,418
Retained earnings	274,562	211,748
Accumulated other comprehensive loss	(4,366)	(7,721)
Cost of 615 and 530 common shares held in treasury in 2017 and 2016	(10,757)	(7,885)
Total shareholders’ equity	531,719	460,880
	$991,385	$918,245

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2017	2016
Cash Flows from Operating Activities
Net income	$62,560	$33,675
Loss from discontinued operations	(405)	(44)
Income from continuing operations	62,965	33,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,690	24,114
Intangible asset impairment	247	10,175
Loss on sale of business	—	8,763
Stock compensation expense	7,122	6,373
Net gain on sale of assets	(123)	(42)
Exit activity (recoveries) costs, non-cash	(1,877)	7,530
Benefit of deferred income taxes	(7,105)	(4,893)
Other, net	2,118	1,934
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(21,806)	37,828
Inventories	870	11,782
Other current assets and other assets	(2,629)	2,511
Accounts payable	11,332	(17,060)
Accrued expenses and other non-current liabilities	(2,734)	1,253
Net cash provided by operating activities	70,070	123,987
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(11,399)	(10,779)
Acquisitions, net of cash acquired	(18,494)	(23,412)
Net proceeds from sale of property and equipment	13,096	953
Net proceeds from sale of business	—	8,250
Other, net	—	1,118
Net cash used in investing activities	(16,797)	(23,870)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Payment of debt issuance costs	—	(54)
Purchase of treasury stock at market prices	(2,872)	(1,539)
Net proceeds from issuance of common stock	674	3,341
Net cash (used in) provided by financing activities	(2,598)	1,348
Effect of exchange rate changes on cash	1,428	(146)
Net increase in cash and cash equivalents	52,103	101,319
Cash and cash equivalents at beginning of year	170,177	68,858
Cash and cash equivalents at end of year	$222,280	$170,177

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2017
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Portfolio Management	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$105,299	$—	$—	$—	$—	$105,299
Industrial & Infrastructure Products	49,405	—	—	—	—	49,405
Less Inter-Segment Sales	(253)	—	—	—	—	(253)
	49,152	—	—	—	—	49,152
Renewable Energy & Conservation	103,661	—	—	—	—	103,661
Consolidated sales	258,112	—	—	—	—	258,112

Income from operations
Residential Products	14,909	150	—	—	—	15,059
Industrial & Infrastructure Products	2,245	64	—	(195)	—	2,114
Renewable Energy & Conservation	11,837	621	—	(2)	—	12,456
Segment income	28,991	835	—	(197)	—	29,629
Unallocated corporate expense	(6,444)	82	535	—	—	(5,827)
Consolidated income from operations	22,547	917	535	(197)	—	23,802

Interest expense	3,420	—	—	—	—	3,420
Other expense	98	—	—	—	—	98
Income before income taxes	19,029	917	535	(197)	—	20,284
(Benefit of) provision for income taxes	(6,147)	305	203	150	12,535	7,046
Income from continuing operations	$25,176	$612	$332	$(347)	$(12,535)	$13,238
Income from continuing operations per share – diluted	$0.78	$0.02	$0.01	$(0.01)	$(0.39)	$0.41

Operating margin
Residential Products	14.2%	0.1%	—%	—%	—%	14.3%
Industrial & Infrastructure Products	4.6%	0.1%	—%	(0.4)%	—%	4.3%
Renewable Energy & Conservation	11.4%	0.6%	—%	—%	—%	12.0%
Segments Margin	11.2%	0.3%	—%	(0.1)%	—%	11.5%
Consolidated	8.7%	0.3%	0.2%	(0.1)%	—%	9.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$92,869	$—	$—	$—	$—	$92,869
Industrial & Infrastructure Products	61,923	—	—	—	—	61,923
Less Inter-Segment Sales	(331)	—	—	—	—	(331)
	61,592	—	—	—	—	61,592
Renewable Energy & Conservation	77,377	—	—	—	—	77,377
Consolidated sales	231,838	—	—	—	—	231,838

Income from operations
Residential Products	12,878	—	677	252	—	13,807
Industrial & Infrastructure Products	(10,123)	—	606	—	11,425	1,908
Renewable Energy & Conservation	8,245	981	914	—	3,670	13,810
Segment income	11,000	981	2,197	252	15,095	29,525
Unallocated corporate expense	(10,371)	197	—	743	58	(9,373)
Consolidated income from operations	629	1,178	2,197	995	15,153	20,152

Interest expense	3,595	—	—	—	—	3,595
Other expense	609	—	—	—	—	609
(Loss) income before income taxes	(3,575)	1,178	2,197	995	15,153	15,948
Provision for income taxes	4,133	587	1,093	496	133	6,442
(Loss) income from continuing operations	$(7,708)	$591	$1,104	$499	$15,020	$9,506
(Loss) income from continuing operations per share – diluted	$(0.24)	$0.02	$0.03	$0.02	$0.47	$0.30

Operating margin
Residential Products	13.9%	—%	0.7%	0.3%	—%	14.9%
Industrial & Infrastructure Products	(16.4)%	—%	1.0%	—%	18.5%	3.1%
Renewable Energy & Conservation	10.7%	1.3%	1.2%	—%	4.7%	17.8%
Segments Margin	4.7%	0.4%	1.0%	0.1%	6.5%	12.7%
Consolidated	0.3%	0.5%	1.0%	0.4%	6.5%	8.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2017
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Portfolio Management	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$466,603	$—	$—	$—	$—	$466,603
Industrial & Infrastructure Products	215,211	—	—	—	—	215,211
Less Inter-Segment Sales	(1,247)	—	—	—	—	(1,247)
	213,964	—	—	—	—	213,964
Renewable Energy & Conservation	306,351	—	—	—	—	306,351
Consolidated sales	986,918	—	—	—	—	986,918

Income from operations
Residential Products	76,893	1,403	—	—	—	78,296
Industrial & Infrastructure Products	8,159	49	260	287	—	8,755
Renewable Energy & Conservation	30,218	1,155	252	2,340	—	33,965
Segment income	115,270	2,607	512	2,627	—	121,016
Unallocated corporate expense	(22,421)	407	193	—	—	(21,821)
Consolidated income from operations	92,849	3,014	705	2,627	—	99,195

Interest expense	14,032	—	—	—	—	14,032
Other expense	909	—	—	—	—	909
Income before income taxes	77,908	3,014	705	2,627	—	84,254
Provision for income taxes	14,943	1,118	272	80	12,535	28,948
Income from continuing operations	$62,965	$1,896	$433	$2,547	$(12,535)	$55,306
Income from continuing operations per share – diluted	$1.95	$0.06	$0.01	$0.08	$(0.39)	$1.71

Operating margin
Residential Products	16.5%	0.3%	—%	—%	—%	16.8%
Industrial & Infrastructure Products	3.8%	—%	0.1%	0.1%	—%	4.1%
Renewable Energy & Conservation	9.9%	0.4%	0.1%	0.8%	—%	11.1%
Segments Margin	11.7%	0.2%	0.1%	0.3%	—%	12.3%
Consolidated	9.4%	0.3%	0.1%	0.3%	—%	10.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$430,938	$—	$—	$—	$—	$430,938
Industrial & Infrastructure Products	296,513	—	—	—	—	296,513
Less Inter-Segment Sales	(1,495)	—	—	—	—	(1,495)
	295,018	—	—	—	—	295,018
Renewable Energy & Conservation	282,025	—	—	—	—	282,025
Consolidated sales	1,007,981	—	—	—	—	1,007,981

Income from operations
Residential Products	65,241	—	2,533	504	—	68,278
Industrial & Infrastructure Products	1,306	—	2,401	—	14,346	18,053
Renewable Energy & Conservation	43,214	981	914	—	3,670	48,779
Segment income	109,761	981	5,848	504	18,016	135,110
Unallocated corporate expense	(36,273)	228	—	2,197	58	(33,790)
Consolidated income from operations	73,488	1,209	5,848	2,701	18,074	101,320

Interest expense	14,577	—	—	—	—	14,577
Other expense	8,928	—	—	—	(8,763)	165
Income before income taxes	49,983	1,209	5,848	2,701	26,837	86,578
Provision for income taxes	16,264	497	2,406	1,111	12,659	32,937
Income from continuing operations	$33,719	$712	$3,442	$1,590	$14,178	$53,641
Income from continuing operations per share – diluted	$1.05	$0.02	$0.11	$0.05	$0.44	$1.67

Operating margin
Residential Products	15.1%	—%	0.6%	0.1%	—%	15.8%
Industrial & Infrastructure Products	0.4%	—%	0.8%	—%	4.9%	6.1%
Renewable Energy & Conservation	15.3%	0.3%	0.3%	—%	1.3%	17.3%
Segments Margin	10.9%	0.1%	0.6%	0.1%	1.8%	13.4%
Consolidated	7.3%	0.1%	0.6%	0.3%	1.8%	10.0%